Section 906 Certification
     The following certification is provided by the undersigned Chief Executive Officer and Chief Financial Officer of EquiTrust Variable Insurance Series Fund on the basis of such officers’ knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
CERTIFICATION
     In connection with the Semi-Annual Report of EquiTrust Variable Insurance Series Fund (the “Company”) on Form N-CSR for the period ended December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), we, Kristi Rojohn and James P. Brannen, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kristi Rojohn
Name:	Kristi Rojohn
Title:	Chief Executive Officer
Date:	2/24/2010

/s/ James P. Brannen
Name:	James P. Brannen
Title:	Chief Financial Officer
Date:	2/26/2010